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                                                                   EXHIBIT 10.45



                                AMENDMENT TO THE
                      DEVELOPMENT AND MARKETING AGREEMENTS
                                     BETWEEN
                             MOMENTUM AND PEOPLESOFT


THIS AMENDMENT ("Amendment") is made by and between MOMENTUM BUSINESS APPLICATIONS, INC., a Delaware corporation, with its principal place of business located at 4301 Hacienda Drive, Suite 410 Pleasanton, CA 94588 ("Momentum") and PEOPLESOFT, INC., a Delaware corporation, with its principal place of business located at 4460 Hacienda Drive, Pleasanton, California 94588 ("PeopleSoft").

WHEREAS, the parties entered into a Development and License Agreement, a Marketing and Distribution Agreement, and numerous letter agreements setting forth various development project plans contemplated by the Development and License Agreement, and amendments modifying terms in all such agreements (all such agreements, including exhibits and schedules thereto, are referred to as the "Development and Marketing Agreements"); and

WHEREAS, pursuant to the Restated Certificate of Incorporation of Momentum (the "Restated Certificate"), PeopleSoft has the right to purchase all of the outstanding shares of Momentum common stock not already owned by it (the "Purchase Option") at an exercise price based upon a formula set forth in the Restated Certificate (the "Purchase Option Exercise Price"); and

WHEREAS, the parties desire to modify the Development and Marketing Agreements as described below.

NOW THEREFORE, IN CONSIDERATION OF THE COVENANTS AND CONDITIONS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1. PRE-RELEASE TERM: The definition of "Pre-Release Term" in the Marketing and Distribution Agreement is changed to mean: "the period of time from which a work plan for a product is approved by Momentum pursuant to the Development Agreement until the earlier to occur of: (i) July 1, 2002, or (ii) sixty (60) days following Momentum's notification to PeopleSoft that, as of the end of any calendar month, there are less than Two Million Five Hundred Thousand Dollars ($2,500,000) of Available Funds remaining."

2. LICENSE OPTION TERM: The definition of "License Option Term" in the Marketing and Distribution Agreement is changed to mean: "the period of time from which a work plan for a product is approved by Momentum pursuant to the Development Agreement until the thirtieth day after the time the Pre-Release Term ends."

3. NET REVENUES: The definition of Net Revenues in the Marketing and Distribution Agreement is changed, effective as of April 1, 2001, as follows. Net Revenues means the sum of (i) the aggregate amount of Net License Fees (as defined in the Marketing and Distribution Agreement) received by PeopleSoft during any given calendar quarter, plus (ii) the aggregate amount of any imputed fees for maintenance and support of a Momentum Product or Licensed Product, which are deducted in determining Net License Fees, plus (iii) the aggregate amount of maintenance and support fees received by PeopleSoft other than amounts described in (ii) above, in each case either from an End User or from a third party reseller, for an End User's use of a Momentum Product or Licensed Product.

4. PRE-RELEASE ROYALTY: The Pre-Release Royalty amount for the period of time commencing April 1, 2001, and continuing thereafter, would be changed from a flat six percent (6%) of Net Revenues (as defined in the Marketing and Distribution Agreement) to a flat one percent (1%) of Net License Fees (as defined in the Marketing and Distribution Agreement).



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5.      PRODUCT PAYMENTS:

        5.1.   Except for the Grandfathered Royalty Amounts (defined below in
               Section 5.2), the Product Payment royalties for the period of time commencing April 1, 2001, and continuing thereafter, are changed from the current formula set forth in Exhibit A (Pricing Addendum) to the Marketing and Distribution Agreement, as it may have been amended from time to time by the parties, to a flat ten percent (10%) of Net Revenues (as defined in Section 3 above).

        5.2. The Product Payments for the following Licensed Products are not affected by this Amendment, and are grandfathered in under the Product Payment formula defined in Exhibit A (Pricing Addendum) to the Marketing and Distribution Agreement and the subsequent license option exercise letters: Grants Administration, eBenefits, Mobile Time and Expense, Stock Administration, Time and Labor, and Deductions (the "Grandfathered Royalty Amounts"). For purposes of clarification, such Product Payments will be computed by applying the following respective rates to the Net License Fees for the applicable product:

                      Grants Administration               1.2%
                      EBenefits                           5.1%
                      Mobile Time and Expense             2.0%
                      Stock Administration                1.5%
                      Time and Labor                      1.8%
                      Deductions                          1.3%

        5.3 All Product Payments (including the Grandfathered Royalty Amounts) shall be payable until ten (10) years after the later of
               (i) the end of the Pre-Release Term or (ii) when such Licensed Product shall have become a Generally Available Product; provided, however, that the obligation to pay such Product Payments shall be extinguished immediately following the consummation of the purchase of all shares of Momentum capital stock by PeopleSoft pursuant to the exercise of the Purchase Option.

6. PRODUCT PAYMENT BUYOUT OPTION: The Product Payment Buyout Option described in Exhibit A (Pricing Addendum) to the Marketing and Distribution Agreement, as it may have been amended from time to time by the parties, is changed such that PeopleSoft cannot exercise its right to buy-out Momentum's right to receive Product Payments for any Licensed Product until PeopleSoft has incurred twelve (12) months of Product Payments due and owing to Momentum for such Licensed Product. To the extent that any Product Payment Buyout Options were previously suspended under any of the various letter agreements executed by the parties, it is the express intent of the parties not to reinstate such Product Payment Buyout Options pursuant to this Section 6 or this Amendment.

7. EFFECTIVE DATE. This Amendment is effective as of the Effective Date. For purposes of this Amendment, "Effective Date" means the later of (i) the date on which the Board of Directors approve the Restated Certificate or (ii) the date on which the stockholders of Momentum approve the Restated Certificate. In the event the Effective Date does not occur on or prior to September 30, 2001, then the modifications agreed to herein shall not become effective and the current Development and Marketing Agreements shall continue in full force and effect.

8. NO OTHER CHANGES. Terms not otherwise defined in this Amendment shall have the meaning given to them in the Development and Marketing Agreements. As modified by this Amendment, the Development and Marketing Agreements remain in full force and effect. In the event of any conflict between the Development and Marketing Agreements and this Amendment, the terms of this Amendment shall prevail.



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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.


MOMENTUM BUSINESS APPLICATIONS, INC.         PEOPLESOFT, INC

/s/  Ronald E.F. Codd                        /s/ Kevin T. Parker
-------------------------------------        -----------------------------------
Signature                                    Signature
Ronald E.F. Codd                             Kevin T. Parker
-------------------------------------        -----------------------------------
Name                                         Name
President and Chief Executive Officer        Chief Financial Officer
-------------------------------------        -----------------------------------
Title                                        Title
July 23, 2001                                July 23, 2001
-------------------------------------        -----------------------------------
Date                                         Date



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